Exhibit 99.2

2017

FIRST QUARTER

supplemental information

BEST
IN RETAIL
FROM EVERY

RPAI®

TABLE OF CONTENTS

1 EARNINGS RELEASE .... i – vi

2 FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information 3
Supplemental Financial Statement Detail 4
Same Store Net Operating Income 5
Capitalization 6
Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9

3 TRANSACTION SUMMARY

Development Projects 10-11
Acquisitions 12
Dispositions 13

4 PORTFOLIO SUMMARY

Market Summary 14
Retail Operating Portfolio Occupancy 15
Top Retail Tenants 16
Retail Leasing Activity Summary 17
Retail Lease Expirations 18

5 OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 19-22

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC.
REPORTS FIRST QUARTER 2017 RESULTS
Oak Brook, IL – May 2, 2017 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2017.
FINANCIAL RESULTS
For the quarter ended March 31, 2017, the Company reported:

▪	Net (loss) income attributable to common shareholders of $(11.5) million, or $(0.05) per share, compared to $45.1 million, or $0.19 per share, for the same period in 2016;

▪	Funds from operations (FFO) attributable to common shareholders of $0.5 million, or $0.00 per share, compared to $76.4 million, or $0.32 per share, for the same period in 2016; and

▪	Operating funds from operations (Operating FFO) attributable to common shareholders of $66.9 million, or $0.28 per share, compared to $65.7 million, or $0.28 per share, for the same period in 2016.
The primary driver of net loss attributable to common shareholders and FFO attributable to common shareholders for the quarter ended March 31, 2017 was approximately $60.2 million, or $0.25 per share, of premium and costs incurred in connection with the defeasance of the IW JV cross-collateralized portfolio of mortgages payable, discussed below.
OPERATING RESULTS
For the quarter ended March 31, 2017, the Company’s portfolio results were as follows:

▪	2.0% increase in same store net operating income (NOI) over the comparable period in 2016;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 95.3% at March 31, 2017, down 30 basis points from 95.6% at December 31, 2016 and up 20 basis points from 95.1% at March 31, 2016;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.3% at March 31, 2017, down 70 basis points from 95.0% at December 31, 2016 and down 30 basis points from 94.6% at March 31, 2016;

▪	Retail portfolio annualized base rent (ABR) per occupied square foot of $17.52 at March 31, 2017, up 5.3% from $16.64 ABR per occupied square foot at March 31, 2016;

▪	466,000 square feet of retail leasing transactions comprised of 121 new and renewal leases at an ABR per square foot of $27.14; and

▪	Positive comparable cash leasing spreads of 21.8% on new leases and 8.6% on renewal leases for a blended spread of 10.0%.
“We are pleased to report another solid quarter of financial and operational results, highlighted by our strong blended re-leasing spreads of 10%, representing a record high for RPAI,” stated Steve Grimes, president and chief executive officer. “While recent tenant bankruptcies have caused short-term disruption in our same store NOI growth assumption for 2017, we view this as a tremendous opportunity to significantly mark-to-market rents and strengthen our long-term underlying cash flows, which is a direct result of the strong tenant demand to lease space in our high quality portfolio.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

In addition, we continue to make excellent progress on our 2017 transactional goals with 75% of our targeted retail dispositions closed, under contract or in LOI.”
INVESTMENT ACTIVITY
Dispositions
To date in 2017, the Company has completed, is under contract or has Letters of Intent (LOIs) for dispositions totaling $568.8 million. During the quarter, the Company completed $106.0 million of dispositions, which included the sales of three non-target multi-tenant retail assets for $80.0 million, one single-user parcel for $17.5 million and three single-user retail assets for $8.5 million.
Subsequent to quarter end, the Company completed the sales of four non-target multi-tenant retail assets, three of which were classified as held for sale as of March 31, 2017, for $56.7 million.
The Company is under contract to sell $201.0 million of dispositions, which includes 10 non-target multi-tenant retail assets for $194.7 million and two single-user retail assets for $6.3 million. In addition, the Company has LOIs to sell $205.1 million of dispositions, which includes nine non-target multi-tenant retail assets for $202.6 million and a single-user retail asset for $2.5 million. These transactions are expected to close throughout 2017, subject to satisfaction of customary closing conditions.
Acquisitions
To date in 2017, the Company has completed or is under contract for $125.5 million of acquisitions. During the quarter, as previously announced, the Company completed the acquisition of Main Street Promenade, located in the Chicago Metropolitan Statistical Area (MSA), for a gross purchase price of $88.0 million. In addition, the Company acquired the fee interest, which was previously subject to a ground lease with a third party, in an existing multi-tenant retail property for a gross purchase price of $2.0 million and an additional phase at our existing One Loudoun Downtown property for a gross purchase price of $4.1 million, both of which are located in the Washington, D.C. MSA. Subsequent to quarter end, the Company acquired an additional phase at One Loudoun Downtown for a gross purchase price of $2.2 million.
The Company remains under contract for the remaining phases at One Loudoun Downtown, representing an aggregate gross purchase price of up to $29.2 million. These transactions are expected to close during the second and third quarters of 2017 as the seller completes construction on stand-alone buildings at the property.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of March 31, 2017, the Company had approximately $2.1 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.6x, or a net debt and preferred stock to adjusted EBITDA ratio of 6.0x. Consolidated indebtedness had a weighted average contractual interest rate of 3.49% and a weighted average maturity of 5.3 years.
During the quarter, as previously disclosed, the Company defeased the $379.4 million IW JV cross-collateralized portfolio of mortgages payable that was scheduled to mature in 2019 and had an interest rate of 7.50%. In connection with this transaction, the Company incurred approximately $60.2 million in defeasance costs. The fair value of these mortgages was approximately $45.1 million higher than the outstanding principal balance as of December 31, 2016. The Company also repaid $19.4 million of mortgage debt, excluding amortization, with an interest rate of 4.25% and incurred a prepayment penalty of $2.1 million.
In addition, during the quarter, the Company drew the full balance of a seven-year $200.0 million senior unsecured term loan (Term Loan Due 2023) with an interest rate of London Interbank Offered Rate (LIBOR) plus a credit spread of between 1.70% and 2.55%, based on the Company's leverage ratio. The Company also entered into two interest rate swap agreements to effectively fix the interest rate on the Term Loan Due 2023 at 1.26% plus a credit spread through November 22, 2018.
GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.91 to $0.96 per share in 2017. The Company is maintaining its 2017 Operating FFO attributable to common shareholders guidance range of $1.00 to $1.05 per share, based, in part, on the following assumptions, which have not changed since the guidance we provided in our previous earnings release, except for the 2017 same store NOI growth assumption:

▪	Revised 2017 same store NOI growth range of 1.25% to 2.25% from 2.0% to 3.0%;

▪	2017 acquisitions range of $375 to $475 million;

▪	2017 dispositions range of $800 to $900 million, including the sale of Schaumburg Towers; and

▪	2017 general and administrative expenses range of $42 to $44 million.
The Company’s revision to its 2017 same store NOI growth assumption is a direct result of recent tenant bankruptcies.
DIVIDEND
On April 25, 2017, the Company declared the second quarter 2017 Series A preferred stock cash dividend of $0.4375 per preferred share, for the period beginning April 1, 2017, which will be paid on June 30, 2017 to preferred shareholders of record on June 19, 2017.
On April 25, 2017, the Company also declared the second quarter 2017 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on July 10, 2017 to Class A common shareholders of record on June 26, 2017.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, May 3, 2017 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on May 3, 2017 until midnight (ET) on May 17, 2017. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13656698.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located shopping centers in the United States. As of March 31, 2017, the Company owned 149 retail operating properties representing 25.4 million square feet. The Company is publicly traded on the

New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “intends”, “plans”, “estimates”, “continue” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, interest rates or operating costs, real estate valuations, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns, the Company’s ability to lease redeveloped space and the Company’s ability to identify and pursue redevelopment opportunities, competitive and cost factors, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-target disposition program and capital recycling efforts, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company, including associated legal costs, and executive and realignment separation charges, which are otherwise excluded from the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI for the three months ended March 31, 2017 represents NOI from the Company’s same store portfolio consisting of 140 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three months ended March 31, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company’s one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company’s wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company’s acquisition of the fee interest on April 29, 2016. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Operating income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to “Net income attributable to common shareholders” as an indicator of the Company’s financial performance. Comparison of the Company’s presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges) divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company’s total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company’s presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Fitzmaurice
VP – Capital Markets & Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

v

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2017
	Low	High

Net income attributable to common shareholders	$0.91	$0.96
Depreciation and amortization of depreciable real estate	0.84	0.84
Provision for impairment of investment properties	—	—
Gain on sales of depreciable investment properties	(1.08)	(1.08)
FFO attributable to common shareholders	$0.67	$0.72

Impact on earnings from the early extinguishment of debt	0.31	0.31
Provision for hedge ineffectiveness	—	—
Preferred stock redemption in excess of carrying value	0.02	0.02
Other	—	—
Operating FFO attributable to common shareholders	$1.00	$1.05

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2017	December 31, 2016
Assets
Investment properties:
Land	$1,193,803	$1,191,403
Building and other improvements	4,268,740	4,284,664
Developments in progress	25,515	23,439
	5,488,058	5,499,506
Less accumulated depreciation	(1,440,089)	(1,443,333)
Net investment properties (includes $86,798 and $0 from consolidated variable interest entities, respectively)	4,047,969	4,056,173

Cash and cash equivalents	40,274	53,119
Accounts and notes receivable (net of allowances of $7,903 and $6,886, respectively)	71,705	78,941
Acquired lease intangible assets, net	140,980	142,015
Assets associated with investment properties held for sale	38,200	30,827
Other assets, net	127,489	91,898
Total assets	$4,466,617	$4,452,973

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $1,330 and $1,437, respectively, unamortized discount of $(612) and $(622), respectively, and unamortized capitalized loan fees of $(869) and $(5,026), respectively)	$373,221	$769,184
Unsecured notes payable, net (includes unamortized discount of $(942) and ($971), respectively, and unamortized capitalized loan fees of $(3,771) and $(3,886), respectively)	695,287	695,143
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,806) and $(2,402), respectively)	646,194	447,598
Unsecured revolving line of credit	363,000	86,000
Accounts payable and accrued expenses	58,331	83,085
Distributions payable	39,235	39,222
Acquired lease intangible liabilities, net	108,529	105,290
Liabilities associated with investment properties held for sale	1,060	864
Other liabilities	79,279	74,501
Total liabilities	2,364,136	2,300,887

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding as of March 31, 2017 and December 31, 2016; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,888 and 236,770 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	237	237
Additional paid-in capital	4,927,615	4,927,155
Accumulated distributions in excess of earnings	(2,826,730)	(2,776,033)
Accumulated other comprehensive income	1,354	722
Total equity	2,102,481	2,152,086
Total liabilities and equity	$4,466,617	$4,452,973

1st Quarter 2017 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues
Rental income	$109,974	$115,260
Tenant recovery income	30,786	30,356
Other property income	2,933	3,023
Total revenues	143,693	148,639

Expenses
Operating expenses	21,864	23,061
Real estate taxes	21,879	19,939
Depreciation and amortization	53,474	53,396
Provision for impairment of investment properties	—	2,164
General and administrative expenses	11,213	11,406
Total expenses	108,430	109,966

Operating income	35,263	38,673

Gain on extinguishment of debt	—	13,653
Interest expense	(85,532)	(26,764)
Other income, net	5	125
(Loss) income from continuing operations	(50,264)	25,687
Gain on sales of investment properties	41,164	21,739
Net (loss) income	(9,100)	47,426
Preferred stock dividends	(2,362)	(2,362)
Net (loss) income attributable to common shareholders	$(11,462)	$45,064

(Loss) earnings per common share – basic and diluted
Net (loss) income per common share attributable to common shareholders	$(0.05)	$0.19

Weighted average number of common shares outstanding – basic	236,294	236,578

Weighted average number of common shares outstanding – diluted	236,294	236,680

1st Quarter 2017 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended March 31,
	2017	2016

Net (loss) income attributable to common shareholders	$(11,462)	$45,064
Depreciation and amortization of depreciable real estate	53,079	53,094
Gain on sales of depreciable investment properties	(41,164)	(21,739)
FFO attributable to common shareholders	$453	$76,419

FFO attributable to common shareholders per common share outstanding	$0.00	$0.32

FFO attributable to common shareholders	$453	$76,419
Impact on earnings from the early extinguishment of debt, net	66,357	(12,846)
Provision for hedge ineffectiveness	6	—
Provision for impairment of non-depreciable investment property	—	2,164
Other (b)	130	—
Operating FFO attributable to common shareholders	$66,946	$65,737

Operating FFO attributable to common shareholders per common share outstanding	$0.28	$0.28

Weighted average number of common shares outstanding – basic	236,294	236,578
Dividends declared per common share	$0.165625	$0.165625

Additional Information (c)
Lease-related expenditures (d)
Same store	$5,861	$6,410
Other investment properties	$1,028	$2,243

Capital expenditures (e)
Same store	$6,476	$2,677
Other investment properties	$1,219	$246

Straight-line rental income, net	$341	$1,028
Amortization of above and below market lease intangibles and lease inducements	$408	$345
Non-cash ground rent expense (f)	$546	$776

(a)	Refer to page 19 for definitions of FFO attributable to common shareholders and Operating FFO attributable to common shareholders.

(b)
Consists of the impact on earnings from actual or anticipated settlement of litigation involving the Company, including associated legal costs, which are included in "Other income, net" in the condensed consolidated statements of operations.

(c)
The same store portfolio for the three months ended March 31, 2017 consists of 140 retail operating properties. Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(d)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(e)	Consists of payments for building, site and other improvements, net of anticipated recoveries, and excludes developments in progress.

(f)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

1st Quarter 2017 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	March 31, 2017	December 31, 2016
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $6,554 and $6,200, respectively)	$21,053	$27,948
Straight-line receivables (net of allowances of $1,349 and $686, respectively)	50,652	50,993
Total	$71,705	$78,941

Other Assets, Net
Deferred costs, net	$30,364	$30,657
Restricted cash and escrows	9,317	29,230
Disposition proceeds temporarily restricted related to potential Internal Revenue Code Section 1031 tax-deferred exchanges (1031 Exchanges)	62,468	—
Fair value of derivatives	1,369	743
Other assets, net	23,971	31,268
Total	$127,489	$91,898

Other Liabilities
Unearned income	$19,423	$16,883
Straight-line ground rent liability	31,284	31,516
Other liabilities	28,572	26,102
Total	$79,279	$74,501

Developments in Progress
Active developments/redevelopments (a)	$25,515	$23,439

Supplemental Statements of Operations Detail
	Three Months Ended March 31,
	2017	2016
Rental Income
Base rent	$107,017	$111,984
Percentage and specialty rent	2,208	1,903
Straight-line rent	341	1,028
Amortization of above and below market lease intangibles and lease inducements	408	345
Total	$109,974	$115,260

Other Property Income
Lease termination income	$1,612	$1,658
Other property income	1,321	1,365
Total	$2,933	$3,023

Operating Expense Supplemental Information
Bad Debt Expense	$863	$602
Non-Cash Ground Rent Expense (b)	$546	$776

General and Administrative Expense Supplemental Information
Acquisition Costs	$—	$339
Non-Cash Amortization of Stock-Based Compensation	$1,793	$2,024

Additional Supplemental Information
Capitalized Compensation Costs	$478	$261
Capitalized Internal Leasing Incentives	$97	$79
Capitalized Interest	$78	$—

(a)	Represents Reisterstown Road Plaza and Towson Circle. See page 10 for further details.

(b)	Includes amortization of acquired ground lease intangibles and straight-line ground rent expense.

1st Quarter 2017 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	As of March 31 based on Same store portfolio for the Three Months Ended March 31, 2017
	2017	2016	Change

Number of retail operating properties in same store portfolio	140	140	—

Occupancy	94.4%	94.4%	—%

Percent leased (b)	95.3%	95.1%	0.2%

Same Store NOI (c)
	Three Months Ended March 31,
	2017	2016	Change

Base rent	$94,097	$92,504
Percentage and specialty rent	1,418	1,341
Tenant recovery income	26,923	26,429
Other property operating income (d)	917	833
	123,355	121,107

Property operating expenses (e)	16,593	17,507
Bad debt expense	635	265
Real estate taxes	18,482	17,371
	35,710	35,143

Same Store NOI (c)	$87,645	$85,964	2.0%

(a)
For the three months ended March 31, 2017, the Company's same store portfolio consists of 140 retail operating properties and excludes properties acquired or placed in service and stabilized during 2016 and 2017, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment and investment properties sold or classified as held for sale during 2016 and 2017.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)	Consists of all operating items included in "Other property income" in the condensed consolidated statements of operations, which include all items other than lease termination fee income.

(e)
Consists of all property operating items included in "Operating expenses" in the condensed consolidated statements of operations, which include all items other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items.

1st Quarter 2017 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratios)

Capitalization Data
	March 31, 2017	December 31, 2016
Equity Capitalization
Common stock shares outstanding (a)	236,888	236,770
Common stock share price	$14.42	$15.33
	3,415,925	3,629,684
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,550,925	$3,764,684

Debt Capitalization
Mortgages payable (b)	$373,372	$773,395
Unsecured notes payable (c)	700,000	700,000
Unsecured term loans (d)	650,000	450,000
Unsecured revolving line of credit	363,000	86,000
Total debt capitalization	$2,086,372	$2,009,395

Total capitalization at end of period	$5,637,297	$5,774,079

Calculation of Net Debt to Adjusted EBITDA Ratios (e)

	March 31, 2017	December 31, 2016

Total notional debt	$2,086,372	$2,009,395
Less: consolidated cash and cash equivalents	(40,274)	(53,119)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	(62,468)	—
Total net debt	$1,983,630	$1,956,276
Total net debt and preferred stock	$2,118,630	$2,091,276
Adjusted EBITDA (f)	$354,968	$351,472
Net Debt to Adjusted EBITDA	5.6x	5.6x
Net Debt and Preferred Stock to Adjusted EBITDA	6.0x	6.0x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert into common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $1,330 and $1,437, discount of $(612) and $(622), and capitalized loan fees of $(869) and $(5,026), net of accumulated amortization, as of March 31, 2017 and December 31, 2016, respectively.

(c)
Unsecured notes payable exclude discount of $(942) and $(971) and capitalized loan fees of $(3,771) and $(3,886), net of accumulated amortization, as of March 31, 2017 and December 31, 2016, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(3,806) and $(2,402), net of accumulated amortization, as of March 31, 2017 and December 31, 2016, respectively.

(e)	Refer to pages 19 – 22 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of these ratio calculations, annualized three months ended figures were used.

1st Quarter 2017 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2021, 2024, 2026 and 2028 (a)

		Covenant		March 31, 2017

Leverage ratio (b)		< 60.0%	(b)	35.1%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loan Due 2023: Notes Due 2021, 2024, 2026 and 2028:	< 45.0% < 40.0%	(b)	6.3%

Fixed charge coverage ratio (c)		> 1.50x		3.0x

Interest coverage ratio (d)		> 1.50x		3.7x

Unencumbered leverage ratio (b)		< 60.0%	(b)	34.0%

Unencumbered interest coverage ratio		> 1.75x		5.7x

Notes Due 2025 (e)
	Covenant	March 31, 2017

Leverage ratio (f)	< 60.0%	35.6%

Secured leverage ratio (f)	< 40.0%	6.4%

Debt service coverage ratio (g)	> 1.50x	4.7x

Unencumbered assets to unsecured debt ratio	> 150%	294%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loans and unsecured revolving line of credit) as well as covenant definitions, refer to the Fourth Amended and Restated Credit Agreement filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 17, 2016. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016. The Term Loan Due 2023 closed during the year ended December 31, 2016 and funded on January 3, 2017. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016.

(b)	Based upon a capitalization rate of 6.75%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023 and Notes Due 2026 and 2028. This ratio is based upon consolidated debt service, including interest expense, principal amortization and preferred dividends declared, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Company's Notes Due 2021, 2024, 2026 and 2028.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture.

(g)
Based upon interest expense and excludes principal amortization and preferred dividends declared. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

1st Quarter 2017 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of March 31, 2017
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate (a)	WA Years to Maturity

Fixed rate mortgages payable (b)	$373,372	5.21%	5.1 years

Unsecured notes payable:
Senior notes – 4.12% due 2021	100,000	4.12%	4.3 years
Senior notes – 4.58% due 2024	150,000	4.58%	7.3 years
Senior notes – 4.00% due 2025	250,000	4.00%	8.0 years
Senior notes – 4.08% due 2026	100,000	4.08%	9.5 years
Senior notes – 4.24% due 2028	100,000	4.24%	11.8 years
Total unsecured notes payable (b)	700,000	4.19%	8.0 years

Unsecured credit facility:
Term loan – fixed rate (c)	250,000	1.97%	3.8 years
Term loan – variable rate	200,000	2.43%	1.1 years
Revolving line of credit – variable rate	363,000	2.33%	2.8 years
Total unsecured credit facility (b)	813,000	2.24%	2.7 years

Term Loan Due 2023 – fixed rate (b) (d)	200,000	2.96%	6.6 years

Total consolidated indebtedness	$2,086,372	3.49%	5.3 years

Consolidated Debt Maturity Schedule as of March 31, 2017

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate (b)	WA Rates on Variable Debt (e)	Total	% of Total	WA Rates on Total Debt (a)

2017	$28,325	4.22%	$—	—	$28,325	1.4%	4.22%
2018	5,065	5.49%	200,000	2.43%	205,065	9.8%	2.50%
2019	65,352	7.45%	—	—	65,352	3.1%	7.45%
2020	3,923	4.62%	363,000	2.33%	366,923	17.6%	2.36%
2021	372,820	2.73%	—	—	372,820	17.9%	2.73%
2022	174,031	4.95%	—	—	174,031	8.3%	4.95%
2023	231,758	3.12%	—	—	231,758	11.1%	3.12%
2024	151,737	4.57%	—	—	151,737	7.3%	4.57%
2025	251,809	4.00%	—	—	251,809	12.1%	4.00%
2026	112,634	4.15%	—	—	112,634	5.4%	4.15%
Thereafter	125,918	4.26%	—	—	125,918	6.0%	4.26%
Total	$1,523,372	3.91%	$563,000	2.37%	$2,086,372	100.0%	3.49%

(a)
Interest rates presented exclude the impact of premium, discount and capitalized loan fee amortization. As of March 31, 2017, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 3.66%.

(b)
Fixed rate mortgages payable excludes mortgage premium of $1,330, discount of $(612) and capitalized loan fees of $(869), net of accumulated amortization, as of March 31, 2017. Unsecured notes payable excludes discount of $(942) and capitalized loan fees of $(3,771), net of accumulated amortization, as of March 31, 2017. Term loans exclude capitalized loan fees of $(3,806), net of accumulated amortization, as of March 31, 2017. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.67% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of March 31, 2017.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of March 31, 2017.

(e)	Represents interest rates as of March 31, 2017.

1st Quarter 2017 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of March 31, 2017
(dollar amounts in thousands)

Description	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 3/31/2017
Consolidated Indebtedness
Lincoln Park	12/01/17	4.05%		Fixed	Secured	$24,925
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	13,954
Dorman Center	04/01/19	7.70%		Fixed	Secured	19,866
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,502
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,358
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,100
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	8,535
Forks Town Center	10/01/19	7.70%		Fixed	Secured	7,787
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	937
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	34,595
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Reisterstown Road Plaza	06/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	34,813
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	26,230
The Shoppes at Union Hill	06/01/31	3.75%		Fixed	Secured	15,179
Mortgages payable (b)						373,372

Senior notes – 4.12% due 2021	06/30/21	4.12%		Fixed	Unsecured	100,000
Senior notes – 4.58% due 2024	06/30/24	4.58%		Fixed	Unsecured	150,000
Senior notes – 4.00% due 2025	03/15/25	4.00%		Fixed	Unsecured	250,000
Senior notes – 4.08% due 2026	09/30/26	4.08%		Fixed	Unsecured	100,000
Senior notes – 4.24% due 2028	12/28/28	4.24%		Fixed	Unsecured	100,000
Unsecured notes payable (b)						700,000

Term loan	01/05/21	1.97%	(c)	Fixed	Unsecured	250,000
Term loan	05/11/18	2.43%		Variable	Unsecured	200,000
Revolving line of credit	01/05/20	2.33%		Variable	Unsecured	363,000
Unsecured credit facility (b)						813,000

Term Loan Due 2023 (b)	11/22/23	2.96%	(d)	Fixed	Unsecured	200,000

Total consolidated indebtedness	07/15/22	3.49%				$2,086,372

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of March 31, 2017, the Company's overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 3.66%.

(b)
Mortgages payable excludes mortgage premium of $1,330, discount of $(612) and capitalized loan fees of $(869), net of accumulated amortization, as of March 31, 2017. Unsecured notes payable excludes discount of $(942) and capitalized loan fees of $(3,771), net of accumulated amortization, as of March 31, 2017. Term loans exclude capitalized loan fees of $(3,806), net of accumulated amortization, as of March 31, 2017.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a weighted average fixed rate of 0.67% plus a credit spread based on a leverage grid ranging from 1.30% to 2.20% through December 31, 2017. The applicable credit spread was 1.30% as of March 31, 2017.

(d)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.26% plus a credit spread based on a leverage grid ranging from 1.70% to 2.55% through November 22, 2018. The applicable credit spread was 1.70% as of March 31, 2017.

1st Quarter 2017 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of March 31, 2017
(dollar amounts in thousands)

Property Name	Metropolitan Statistical Area (MSA)	Included in Same store portfolio (a)	Total Estimated Net Costs (b)	Net Costs Inception to Date	Incremental Gross Leasable Area (GLA)	Targeted Completion (c)	Projected Incremental Return on Cost (d)	Project Description

Redevelopments
Reisterstown Road Plaza	Baltimore	No	$12,000-$13,000	$2,852	(52,500)	Q4 2017	9.5%-11.5%	Reconfigure existing space with a facade renovation and the addition of a multi-tenant retail pad
Towson Circle (e)	Baltimore	No	$33,000-$35,000	$10,686	(40,000)	Q3 2019	8.0%-10.0%	Mixed-use redevelopment that will include double-sided street level retail with approximately 370 residential units above

Expansions and Pad Developments
Pavilion at King's Grant	Charlotte	Yes	$2,400	$1,620	32,400	Q2 2017	14.5%-15.5%	32,400 sq. ft. expansion
Shops at Park Place	Dallas	Yes	$3,900	$1,027	25,040	Q2 2017	8.75%-9.75%	25,040 sq. ft. pad development
Lakewood Towne Center	Seattle	Yes	$1,900	$153	4,500	Q3 2017	7.0%-8.0%	4,500 sq. ft. pad development

Property Name	MSA	Included in Same store portfolio (a)	Targeted Commencement	Project Description

Redevelopment Pipeline
Boulevard at the Capital Centre	Washington, D.C.	No	2018	Dimensions Healthcare/University of Maryland Regional Medical Center phased redevelopment; Certificate of Need approved in October 2016
Merrifield Town Center II	Washington, D.C.	No (f)	2019	Mixed-use redevelopment and monetization of air rights
Tysons Corner	Washington, D.C.	Yes	2021	Redevelopment with increased density

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and Pad Developments are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio for the three months ended March 31, 2017.

(b)	Net costs represent the Company's estimated share of the project costs, net of proceeds from land sales, reimbursement from third parties and contributions from project partners, as applicable.

(c)
A redevelopment is considered complete and its classification changed from development to operating when it is substantially completed and held available for occupancy, but no later than one year from the completion of major construction activity.

(d)
Projected Incremental Return on Cost (ROC) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by incremental cost. A property is considered stabilized upon reaching 90% occupancy, but no later than one year from the date it was classified as operating. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROC does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(e)	The Company expects to begin demolition activities in Q3 2017.

(f)	Property was acquired subsequent to December 31, 2015, and as such, does not meet the criteria to be included in the Company's same store portfolio for the three months ended March 31, 2017.

The Company cannot guarantee that (i) ROC will be generated at the percentage listed or at all, (ii) total net costs associated with these projects will be equal to the total estimated net costs, (iii) project completion or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROC and total estimated net costs reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

1st Quarter 2017 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of March 31, 2017 (continued)
(dollar amounts in thousands)

The Company has identified the following potential expansion and pad development opportunities to add stand-alone buildings, convert previously under-utilized space or develop additional retail GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Potential Additional Square Feet

Expansions and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	275,000
One Loudoun Downtown	Washington, D.C.	No (b)	182,000	(c)
Main Street Promenade	Chicago	No (b)	62,000
Governor's Marketplace	Tallahassee	Yes	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Gateway Plaza	Dallas	Yes	8,000
High Ridge Crossing	St. Louis	Yes	7,500
Fox Creek Village	Boulder	Yes	6,000
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000
Page Field Commons	Cape Coral-Fort Myers, FL	Yes	4,700
Downtown Crown	Washington, D.C.	Yes	3,000 - 9,000

(a)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and Pad Development Opportunities are not considered to significantly impact the existing property's NOI, and therefore, have not been removed from the Company's same store portfolio if they have otherwise met the criteria to be included in the Company's same store portfolio for the three months ended March 31, 2017.

(b)	Property was acquired subsequent to December 31, 2015, and as such, does not meet the criteria to be included in the Company's same store portfolio for the three months ended March 31, 2017.

(c)
The acquisition of One Loudoun Downtown – Phase I included vacant parcels that have been approved for future development of up to 182,000 square feet of commercial GLA and rights to develop 285 multi-family units at the property.

Property Name	MSA	Included in Same store portfolio (d)	Total Estimated Net Costs (d)	Net Costs Inception to Date	Incremental GLA	Completion	Projected Incremental Return on Cost (d)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel	Dallas	Yes	$2,872	$2,872	15,030	Q4 2015	11.3%	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing	Dallas	Yes	$3,468	$3,468	21,000	Q3 2016	9.9%	21,000 sq. ft. multi-tenant retail
Heritage Square	Seattle	Yes	$1,507	$1,507	(360)	Q3 2016	11.2%	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery

(d)	See footnotes on page 10.

1st Quarter 2017 Supplemental Information	11

Retail Properties of America, Inc.
Acquisitions for the Three Months Ended March 31, 2017
(amounts in thousands, except square footage amounts)

Property Name	Acquisition Date	MSA	Property Type	Gross Leasable Area (GLA)	Gross Purchase Price	Mortgage Debt Assumed

Main Street Promenade (a)	January 13, 2017	Chicago	Multi-tenant retail	181,600	$88,000	$—
Boulevard at the Capital Centre – Fee Interest (b)	January 25, 2017	Washington, D.C.	Fee interest (b)	—	2,000	—
One Loudoun Downtown – Phase II (c)	February 24, 2017	Washington, D.C.	Additional phase of multi-tenant retail (c)	15,900	4,128	—

	Total 2017 acquisitions (through March 31, 2017)			197,500	$94,128	$—

(a)	This property was acquired through a consolidated variable interest entity (VIE) and may be used to facilitate a potential 1031 Exchange.

(b)
The wholly-owned multi-tenant retail operating property located in Largo, Maryland was previously subject to an approximately 70 acre long-term ground lease with a third party. The Company completed a transaction whereby it received the fee interest in approximately 50 acres of the underlying land in exchange for which (i) the Company paid $1,939 and (ii) the term of the ground lease with respect to the remaining approximately 20 acres was shortened to nine months. The Company derecognized building and improvements of $11,347 related to the remaining ground lease, recognized the fair value of land received of $15,200 and recorded a deferred gain of $2,524. The deferred gain will be recognized upon the expiration of the remaining ground lease. The total number of properties in the Company's portfolio was not affected by this transaction.

(c)
The Company acquired an additional phase at its One Loudoun Downtown multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by this transaction.

Subsequent to March 31, 2017, the Company closed on the following acquisition:

Property Name	Acquisition Date	MSA	Property Type	GLA	Gross Purchase Price	Mortgage Debt Assumed

One Loudoun Downtown – Phase III (d)	April 5, 2017	Washington, D.C.	Additional phase of multi-tenant retail (d)	9,800	$2,193	$—

			Subsequent acquisition	9,800	$2,193	$—

(d)
The Company acquired an additional phase at its One Loudoun Downtown multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by this transaction. The remaining phases at One Loudoun Downtown, representing an aggregate gross purchase price of up to $29,200, are expected to close during the second and third quarters of 2017 as the seller completes construction on stand-alone buildings at the property.

1st Quarter 2017 Supplemental Information	12

Retail Properties of America, Inc.
Dispositions for the Three Months Ended March 31, 2017
(amounts in thousands, except square footage amounts)

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid or Defeased		Defeasance Cost / Prepayment Premium

Rite Aid Store (Eckerd), Culver Rd. – Rochester, NY	January 27, 2017	Single-user retail	10,900	$500	$—		$—
Shoppes at Park West (a)	February 21, 2017	Multi-tenant retail	63,900	15,383	4,993	(b)	792
CVS Pharmacy – Sylacauga, AL (c)	March 7, 2017	Single-user retail	10,100	3,700	—		—
Rite Aid Store (Eckerd) – Kill Devil Hills, NC (d)	March 8, 2017	Single-user retail	13,800	4,297	1,783	(b)	283
Century III Plaza – Home Depot (e)	March 15, 2017	Single-user parcel	131,900	17,519	—		—
Village Shoppes at Gainesville	March 16, 2017	Multi-tenant retail	229,500	41,750	19,371		2,054
Northwood Crossing (f)	March 24, 2017	Multi-tenant retail	160,000	22,850	—		—

Total 2017 dispositions (through March 31, 2017)			620,100	$105,999	$26,147		$3,129

(a)	Disposition proceeds of $15,272 are temporarily restricted related to a potential 1031 Exchange and are included in "Other assets, net" in the condensed consolidated balance sheets.

(b)	Debt on this property was defeased as part of the January 2017 defeasance of the IW JV portfolio of mortgages payable.

(c)	Disposition proceeds of $3,332 are temporarily restricted related to a potential 1031 Exchange and are included in "Other assets, net" in the condensed consolidated balance sheets.

(d)	Disposition proceeds of $4,114 are temporarily restricted related to a potential 1031 Exchange and are included in "Other assets, net" in the condensed consolidated balance sheets.

(e)
Disposition proceeds of $17,031 are temporarily restricted related to a potential 1031 Exchange and are included in "Other assets, net" in the condensed consolidated balance sheets. The Company disposed of the Home Depot parcel at Century III Plaza, an existing 284,100 square foot multi-tenant retail operating property. The remaining portion of Century III Plaza is classified as held for sale as of March 31, 2017.

(f)	Disposition proceeds of $22,719 are temporarily restricted related to a potential 1031 Exchange and are included in "Other assets, net" in the condensed consolidated balance sheets.

Subsequent to March 31, 2017, the Company closed on the following dispositions:

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid or Defeased		Defeasance Cost / Prepayment Premium

University Town Center (g)	April 4, 2017	Multi-tenant retail	57,500	$14,700	$4,191	(h)	$665
Edgemont Town Center (i)	April 4, 2017	Multi-tenant retail	77,700	19,025	6,108	(h)	969
Phenix Crossing (j)	April 4, 2017	Multi-tenant retail	56,600	12,400	3,923	(h)	622
Brown's Lane	April 27, 2017	Multi-tenant retail	74,700	10,575	4,637	(h)	736

	Subsequent dispositions		266,500	$56,700	$18,859		$2,992

(g)	Disposition proceeds of $14,595 are temporarily restricted related to a potential 1031 Exchange.

(h)	Debt on this property was defeased as part of the January 2017 defeasance of the IW JV portfolio of mortgages payable.

(i)	Disposition proceeds of $18,885 are temporarily restricted related to a potential 1031 Exchange.

(j)	Disposition proceeds of $12,324 are temporarily restricted related to a potential 1031 Exchange.

1st Quarter 2017 Supplemental Information	13

Retail Properties of America, Inc.
Market Summary as of March 31, 2017
(dollar amounts and square footage in thousands)

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Target Markets
Dallas, Texas	20	$81,819	20.3%	$21.65	4,098	16.5%	92.2%	92.7%
Washington, D.C. / Baltimore, Maryland	13	50,418	12.5%	22.18	2,634	10.6%	86.3%	87.2%
New York, New York	8	33,868	8.4%	27.77	1,260	5.1%	96.8%	97.6%
Chicago, Illinois	7	26,126	6.5%	22.57	1,257	5.1%	92.1%	92.4%
Seattle, Washington	8	20,111	5.0%	15.05	1,473	5.9%	90.7%	93.3%
Atlanta, Georgia	9	19,388	4.8%	12.98	1,513	6.1%	98.7%	98.7%
Houston, Texas	9	15,567	3.9%	14.19	1,140	4.6%	96.2%	96.2%
San Antonio, Texas	3	12,198	3.0%	17.07	724	2.9%	98.7%	98.7%
Phoenix, Arizona	3	10,131	2.5%	17.37	632	2.6%	92.3%	92.3%
Austin, Texas	4	5,211	1.3%	16.03	350	1.4%	92.9%	93.2%
Subtotal	84	274,837	68.2%	19.66	15,081	60.8%	92.7%	93.3%

Non-Target – Top 50 MSAs
California	3	11,429	2.8%	20.15	658	2.6%	86.2%	92.5%
Florida	5	7,780	1.9%	20.21	396	1.6%	97.2%	98.0%
Pennsylvania	3	5,679	1.4%	12.12	473	1.9%	99.1%	99.1%
Missouri	2	4,777	1.2%	9.70	530	2.1%	92.9%	92.9%
Virginia	1	4,774	1.2%	18.04	308	1.2%	85.9%	85.9%
Rhode Island	3	3,947	1.0%	15.00	271	1.1%	97.1%	97.1%
Indiana	2	2,968	0.7%	14.64	205	0.8%	98.9%	98.9%
North Carolina	1	2,829	0.7%	11.61	286	1.2%	85.2%	100.0%
Connecticut	1	2,670	0.7%	24.49	115	0.5%	94.8%	94.8%
Massachusetts	1	1,720	0.4%	16.23	106	0.4%	100.0%	100.0%
Tennessee	1	1,039	0.3%	11.57	93	0.4%	96.6%	96.6%
South Carolina	1	840	0.2%	12.35	68	0.3%	100.0%	100.0%
Subtotal	24	50,452	12.5%	15.48	3,509	14.1%	92.9%	95.4%

Subtotal Target Markets and Top 50 MSAs	108	325,289	80.7%	18.88	18,590	74.9%	92.7%	93.7%

Non-Target – Other
South Carolina	7	13,328	3.3%	12.28	1,109	4.5%	97.9%	98.0%
Texas	3	8,388	2.1%	13.28	651	2.6%	97.0%	97.6%
Florida	3	7,693	1.9%	14.00	616	2.5%	89.2%	90.6%
Michigan	1	7,090	1.8%	22.60	333	1.3%	94.2%	95.7%
New York	2	5,719	1.4%	9.49	604	2.4%	99.8%	99.8%
Massachusetts	1	5,417	1.3%	10.92	537	2.2%	92.4%	92.4%
Tennessee	2	4,787	1.2%	11.53	445	1.8%	93.3%	96.3%
North Carolina	1	4,255	1.1%	11.17	381	1.5%	100.0%	100.0%
Washington	1	4,176	1.0%	13.09	378	1.5%	84.4%	84.4%
New Mexico	1	3,782	0.9%	16.99	224	0.9%	99.4%	99.4%
Pennsylvania	3	3,537	0.9%	14.94	264	1.1%	89.7%	89.7%
Connecticut	2	2,627	0.6%	13.54	194	0.8%	100.0%	100.0%
Maryland	1	2,052	0.5%	19.07	113	0.5%	95.2%	95.2%
Louisiana	1	1,528	0.4%	13.36	116	0.5%	98.6%	98.6%
Colorado	1	1,442	0.4%	13.88	107	0.4%	97.1%	97.1%
Ohio	1	1,040	0.3%	13.68	76	0.3%	100.0%	100.0%
Georgia	1	824	0.2%	11.41	76	0.3%	95.0%	95.0%
Subtotal	32	77,685	19.3%	13.12	6,224	25.1%	95.1%	95.7%

Total Multi-Tenant Retail	140	402,974	100.0%	17.41	24,814	100.0%	93.3%	94.2%

Single-User Retail	9	12,405		22.47	552		100.0%	100.0%

Total Retail	149	415,379		17.52	25,366		93.5%	94.3%

Office	1	69		7.01	895		1.1%	44.3%

Total Operating Portfolio (b)	150	$415,448		$17.52	26,261		90.3%	92.6%

(a)
Excludes $7,784 of multi-tenant retail ABR and 816 square feet of multi-tenant retail GLA attributable to the Company's two active redevelopments, which are located in the Washington, D.C./Baltimore MSA. Including these amounts, 68.8% of the Company's multi-tenant retail ABR and 62.0% of the Company's multi-tenant retail GLA is located in Target Markets.

(b)	Excludes four multi-tenant retail operating properties classified as held for sale as of March 31, 2017.

1st Quarter 2017 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of March 31, 2017
(square footage in thousands)

Total Retail Operating Portfolio:

	Target Markets		Non-Target – Top 50 MSAs		Non-Target – Other		Total Multi-Tenant Retail (a)		Single-User Retail		Total Retail
Number of Properties	84		24		32		140		9		149
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	6,796	95.9%	1,921	95.5%	3,558	96.7%	12,275	96.1%	500	100.0%	12,775	96.2%	96.6%
10,000-24,999 sq ft	2,742	93.9%	749	90.8%	1,168	98.7%	4,659	94.6%	52	100.0%	4,711	94.7%	96.3%
Anchor	9,538	95.4%	2,670	94.2%	4,726	97.2%	16,934	95.7%	552	100.0%	17,486	95.8%	96.5%

5,000-9,999 sq ft	2,164	91.8%	337	95.2%	604	93.3%	3,105	92.5%	—	—	3,105	92.5%	93.5%
0-4,999 sq ft	3,379	85.7%	502	84.6%	894	85.6%	4,775	85.6%	—	—	4,775	85.6%	86.9%
Non-Anchor	5,543	88.1%	839	88.8%	1,498	88.7%	7,880	88.3%	—	—	7,880	88.3%	89.5%

Total	15,081	92.7%	3,509	92.9%	6,224	95.1%	24,814	93.3%	552	100.0%	25,366	93.5%	94.3%

(a)	Excludes four multi-tenant retail operating properties classified as held for sale as of March 31, 2017.

1st Quarter 2017 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of March 31, 2017
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of March 31, 2017. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy, Pacific Sales	20	$12,511	3.0%	$15.90	787	3.3%

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	9	11,006	2.6%	19.87	554	2.3%

Ross Stores, Inc.	Ross Dress for Less	29	9,780	2.4%	11.48	852	3.6%

The TJX Companies, Inc.	HomeGoods, Marshalls, T.J. Maxx	32	9,156	2.2%	10.01	915	3.9%

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, Cost Plus World Market	23	8,142	2.0%	13.57	600	2.5%

PetSmart, Inc.		26	8,012	1.9%	14.95	536	2.3%

Regal Entertainment Group	Edwards Cinema	2	6,911	1.7%	31.56	219	0.9%

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	23	6,386	1.5%	12.40	515	2.2%

AB Acquisition LLC	Safeway, Jewel-Osco, Tom Thumb	8	6,252	1.5%	13.45	465	2.0%

Ascena Retail Group, Inc.	Dress Barn, Lane Bryant, Justice, Catherine's, Ann Taylor, Maurices, LOFT	48	5,612	1.4%	21.58	260	1.1%

The Kroger Co.	Kroger, Harris Teeter, King Soopers, QFC	10	5,289	1.3%	10.02	528	2.2%

Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store, Athleta	25	5,250	1.3%	16.61	316	1.3%

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Field & Stream	8	5,139	1.2%	13.52	380	1.6%

Pier 1 Imports, Inc.		24	4,977	1.2%	20.48	243	1.0%

Lowe's Companies, Inc.		6	4,944	1.2%	6.65	744	3.1%

Office Depot, Inc.	Office Depot, OfficeMax	16	4,766	1.1%	14.36	332	1.4%

BJ's Wholesale Club, Inc.		2	4,609	1.1%	18.81	245	1.0%

The Home Depot, Inc.		4	4,507	1.1%	9.33	483	2.0%

Party City Holdings Inc.		22	4,316	1.0%	14.63	295	1.2%

Barnes & Noble, Inc.		9	4,170	1.0%	18.70	223	0.9%
Total Top Retail Tenants		346	$131,735	31.7%	$13.88	9,492	39.8%

1st Quarter 2017 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of March 31, 2017 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q1 2017	121	466	$27.14	$24.68	10.0%	5.3	$12.14
Q4 2016	136	502	$23.20	$21.73	6.8%	6.0	$10.98
Q3 2016	135	1,121	$16.62	$15.36	8.2%	5.7	$5.58
Q2 2016	129	920	$18.26	$16.89	8.1%	6.1	$9.20
Total – 12 months	521	3,009	$19.93	$18.41	8.3%	5.8	$8.60

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2017	88	308	$27.51	$25.33	8.6%	4.6	$2.49
Q4 2016	89	357	$23.71	$22.70	4.4%	4.9	$0.62
Q3 2016	87	756	$16.44	$15.34	7.2%	4.7	$0.13
Q2 2016	91	581	$18.19	$17.01	6.9%	4.9	$0.96
Total – 12 months	355	2,002	$19.95	$18.68	6.8%	4.8	$0.82

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2017	9	45	$24.57	$20.17	21.8%	7.8	$47.57
Q4 2016	10	57	$19.95	$15.66	27.4%	9.3	$47.54
Q3 2016	15	85	$18.22	$15.58	16.9%	9.1	$33.65
Q2 2016	12	91	$18.74	$16.11	16.3%	10.9	$22.81
Total – 12 months	46	278	$19.77	$16.51	19.7%	9.5	$35.17

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q1 2017	24	113	$12.93	n/a	n/a	7.0	$24.38
Q4 2016	37	88	$23.44	n/a	n/a	8.4	$29.26
Q3 2016	33	280	$11.44	n/a	n/a	8.1	$11.77
Q2 2016	26	248	$13.40	n/a	n/a	7.8	$23.49
Total – 12 months	120	729	$13.79	n/a	n/a	7.9	$19.82

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

1st Quarter 2017 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of March 31, 2017
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of March 31, 2017, of lease expirations scheduled to occur during the remainder of 2017 and each of the nine calendar years from 2018 to 2026 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of March 31, 2017. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	252	$17,042	4.0%	$18.54	$17,049	$18.55	919	3.9%	3.6%
2018	474	52,696	12.7%	19.18	52,708	19.19	2,747	11.6%	10.8%
2019	519	69,371	16.7%	19.07	70,208	19.30	3,637	15.3%	14.3%
2020	383	47,903	11.5%	16.22	48,879	16.55	2,953	12.5%	11.6%
2021	328	49,124	11.9%	18.04	50,462	18.53	2,723	11.5%	10.8%
2022	247	46,288	11.1%	15.95	48,517	16.72	2,902	12.2%	11.4%
2023	117	25,028	6.1%	15.88	27,028	17.15	1,576	6.6%	6.2%
2024	155	27,720	6.7%	16.91	30,309	18.49	1,639	6.9%	6.5%
2025	109	24,351	5.8%	16.90	26,699	18.53	1,441	6.0%	5.6%
2026	84	16,540	4.0%	18.86	18,968	21.63	877	3.7%	3.5%
Thereafter	91	37,404	9.0%	17.04	44,068	20.08	2,195	9.3%	8.7%
Month to month	30	1,912	0.5%	18.93	1,912	18.93	101	0.5%	0.5%
Leased Total	2,789	$415,379	100.0%	$17.52	$436,807	$18.42	23,710	100.0%	93.5%

Leases signed but not commenced	38	$4,130	—	$19.12	$4,619	$21.38	216	—	0.8%
Available							1,440	—	5.7%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	11	$2,657	0.6%	$7.98	$2,657	$7.98	333	1.4%	1.3%
2018	60	20,432	4.9%	13.14	20,111	12.93	1,555	6.6%	6.1%
2019	87	35,795	8.6%	15.12	35,901	15.16	2,368	10.0%	9.3%
2020	75	24,003	5.8%	12.06	24,021	12.07	1,990	8.4%	7.8%
2021	65	27,228	6.6%	14.19	27,315	14.23	1,919	8.1%	7.6%
2022	66	29,645	7.1%	12.99	30,374	13.31	2,282	9.6%	9.0%
2023	37	16,898	4.1%	13.44	17,864	14.21	1,257	5.3%	5.0%
2024	39	15,636	3.8%	12.40	16,567	13.14	1,261	5.3%	5.0%
2025	31	14,798	3.5%	13.18	15,786	14.06	1,123	4.7%	4.4%
2026	26	9,101	2.2%	14.33	9,881	15.56	635	2.7%	2.5%
Thereafter	41	30,654	7.4%	15.38	35,641	17.88	1,993	8.4%	7.9%
Month to month	3	427	0.1%	11.54	427	11.54	37	0.2%	0.2%
Leased Total	541	$227,274	54.7%	$13.57	$236,545	$14.12	16,753	70.7%	66.1%

Leases signed but not commenced	5	$1,709	—	$14.36	$1,841	$15.47	119	—	0.4%
Available							614	—	2.4%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2017	241	$14,385	3.4%	$24.55	$14,392	$24.56	586	2.5%	2.3%
2018	414	32,264	7.8%	27.07	32,597	27.35	1,192	5.0%	4.7%
2019	432	33,576	8.1%	26.46	34,307	27.03	1,269	5.3%	5.0%
2020	308	23,900	5.7%	24.82	24,858	25.81	963	4.1%	3.8%
2021	263	21,896	5.3%	27.23	23,147	28.79	804	3.4%	3.2%
2022	181	16,643	4.0%	26.84	18,143	29.26	620	2.6%	2.4%
2023	80	8,130	2.0%	25.49	9,164	28.73	319	1.3%	1.2%
2024	116	12,084	2.9%	31.97	13,742	36.35	378	1.6%	1.5%
2025	78	9,553	2.3%	30.04	10,913	34.32	318	1.3%	1.2%
2026	58	7,439	1.8%	30.74	9,087	37.55	242	1.0%	1.0%
Thereafter	50	6,750	1.6%	33.42	8,427	41.72	202	0.9%	0.8%
Month to month	27	1,485	0.4%	23.20	1,485	23.20	64	0.3%	0.3%
Leased Total	2,248	$188,105	45.3%	$27.04	$200,262	$28.79	6,957	29.3%	27.4%

Leases signed but not commenced	33	$2,421	—	$24.96	$2,778	$28.64	97	—	0.4%
Available							826	—	3.3%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

1st Quarter 2017 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units, of which the Company owned 62,000 square feet as of March 31, 2017.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, impairment charges to write down the carrying value of assets other than depreciable real estate, actual or anticipated settlement of litigation involving the Company, including associated legal costs, and executive and realignment separation charges, which are otherwise excluded from the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income, less real estate taxes and all operating expenses other than straight-line ground rent expense and amortization of acquired ground lease intangibles, which are non-cash items. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

1st Quarter 2017 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI for the three months ended March 31, 2017 represents NOI from the Company's same store portfolio consisting of 140 retail operating properties acquired or placed in service and stabilized prior to January 1, 2016. NOI from Other Investment Properties for the three months ended March 31, 2017 represents NOI primarily from properties acquired during 2016 and 2017, the Company's one remaining office property, three properties where the Company has begun redevelopment and/or activities in anticipation of future redevelopment, the properties that were sold or held for sale in 2016 and 2017, the net income from the Company's wholly-owned captive insurance company and the historical ground rent expense related to an existing same store investment property that was subject to a ground lease with a third party prior to the Company's acquisition of the fee interest on April 29, 2016.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Operating income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Adjusted EBITDA
Adjusted EBITDA is a supplemental non-GAAP financial measure and represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. The Company believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA should not be considered an alternative to "Net income attributable to common shareholders" as an indicator of the Company's financial performance. Comparison of the Company's presentation of Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt and Preferred Stock to Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA is a supplemental non-GAAP financial measure and represents (i) the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, plus preferred stock, less cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges divided by (ii) Adjusted EBITDA for the prior three months, annualized. The Company believes that this ratio is useful because it provides investors with information regarding its total notional debt and preferred stock, net of cash and cash equivalents and disposition proceeds temporarily restricted related to potential 1031 Exchanges, which could be used to repay debt, compared to its performance as measured using Adjusted EBITDA. Comparison of the Company's presentation of Net Debt and Preferred Stock to Adjusted EBITDA to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

1st Quarter 2017 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended March 31,
	2017	2016

Net (loss) income attributable to common shareholders	$(11,462)	$45,064
Adjustments to reconcile to Same Store NOI:
Preferred stock dividends	2,362	2,362
Gain on sales of investment properties	(41,164)	(21,739)
Depreciation and amortization	53,474	53,396
Provision for impairment of investment properties	—	2,164
General and administrative expenses	11,213	11,406
Gain on extinguishment of debt	—	(13,653)
Interest expense	85,532	26,764
Straight-line rental income, net	(341)	(1,028)
Amortization of acquired above and below market lease intangibles, net	(731)	(576)
Amortization of lease inducements	323	231
Lease termination fees	(1,612)	(1,658)
Straight-line ground rent expense	686	916
Amortization of acquired ground lease intangibles	(140)	(140)
Other income, net	(5)	(125)
NOI	98,135	103,384
NOI from Other Investment Properties	(10,490)	(17,420)
Same Store NOI	$87,645	$85,964

1st Quarter 2017 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net, Unsecured Term Loans, Net and
Unsecured Revolving Line of Credit to Total Net Debt and Total Net Debt and Preferred Stock

	March 31, 2017	December 31, 2016

Mortgages payable, net	$373,221	$769,184
Unsecured notes payable, net	695,287	695,143
Unsecured term loans, net	646,194	447,598
Unsecured revolving line of credit	363,000	86,000
Total	2,077,702	1,997,925
Mortgage premium, net of accumulated amortization	(1,330)	(1,437)
Mortgage discount, net of accumulated amortization	612	622
Unsecured notes payable discount, net of accumulated amortization	942	971
Capitalized loan fees, net of accumulated amortization	8,446	11,314
Total notional debt	2,086,372	2,009,395
Less: consolidated cash and cash equivalents	(40,274)	(53,119)
Less: disposition proceeds temporarily restricted related to potential 1031 Exchanges	(62,468)	—
Total net debt	1,983,630	1,956,276
Series A preferred stock	135,000	135,000
Total net debt and preferred stock	$2,118,630	$2,091,276

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to Adjusted EBITDA

	Three Months Ended
	March 31, 2017	December 31, 2016

Net (loss) income attributable to common shareholders	$(11,462)	$15,932
Preferred stock dividends	2,362	2,363
Interest expense	85,532	31,387
Depreciation and amortization	53,474	60,828
Gain on sales of investment properties	(41,164)	(31,970)
Provision for impairment of investment properties	—	9,328
Adjusted EBITDA	$88,742	$87,868
Annualized	$354,968	$351,472

1st Quarter 2017 Supplemental Information	22